SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2013

EHOUSE GLOBAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-158584	57-1221013
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

7660 Fay Ave., Ste. H #169

La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

858-459-0770

(Registrant’s Telephone Number, Including Area Code)

48 Zephyr Lane, Springfield, MA 01128

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the business of Ehouse Global, Inc.

In addition, unless the context otherwise requires and for the purposes of this report only:

“Ehouse ” refers to Ehouse Global, Inc., a Nevada corporation;

“NutraLiquids” refers to NutraLiquids, LLC, a Nevada limited liability company; and

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

Effective June 30, 2013, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) Ehouse (ii) NutraLiquids, and (iii) the shareholders of NutraLiquids, pursuant to which the holders of 100% of the outstanding units of NutraLiquids transferred to us all of the units of NutraLiquids in exchange for the issuance of 52,000,000 shares (the “Shares”) of our common stock (such transaction, the “Share Exchange”).  This transaction closed effective as of the close of business on June 30, 2013.  As a result of the Share Exchange, NutraLiquids became our wholly-owned subsidiary.   We are now a holding company with all of our operations conducted through NutraLiquids, which primarily consist of development of and plan to sell liquid nutritional beverages.

Spinoff Agreement

Effective June 30, 2013, we entered into a Spinoff Agreement with Edward J. Peplinski, who was one of our officers and directors, as well as our largest shareholder, under which we agreed to sell all of our assets relating to our packaging business in exchange for all of the liabilities specifically associated with the packaging business and the return by Mr. Peplinski of 198,000,000 shares of our common stock.  This transaction closed on June 30, 2013.  As a result of the Spinoff Agreement we ceased to be a company engaged in the commercial packaging market.  The Spinoff Agreement was approved by a majority of our shareholders and a majority of our non-interested shareholders.

Accounting Treatment

The merger was accounted for as a reverse acquisition and recapitalization. NutraLiquids is the acquirer for accounting purposes, and Ehouse is the issuer. Accordingly, NutraLiquids' historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares issued in the merger. Reported operations prior to the merger will be those of NutraLiquids. No Ehouse operating results from prior to the merger date will be included in reported financial statements of operations. Earnings per share for the period prior to the merger are restated to reflect the equivalent number of shares outstanding.

Item 5.01 Changes in Control of Registrant

Following the execution of the Share Exchange Agreement and the Spinoff Agreement, the former unit holders of NutraLiquids now are controlling shareholders of Ehouse.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company’s two former officers and directors, Edward J. Peplinski and Elizabeth Pelinski resigned from all officer and director positions with the Company effective as of the closing of the Spinoff Agreement on June 30, 2013.  Neither resignation was a result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

Immediately following the closing of the merger, our board of directors and executive team were reconstituted to consist of:

•

Scott Corlett, 50, as Chairman, President and Chief Executive Officer. Mr. Corlett founded NutraLiquids in 2010. Since 1984, Mr. Corlett has founded five companies - Livingstone Inc., Corlett Collectables Inc., Nexgift Inc., DesignScape Inc., and PayEnsure. He is a member of MIT’s Birthing of Giants Class of 2001.

•

Michael J. Murray, 66, is a Certified Public Accountant who has been involved with NutraLiquids, LLC since its inception. He has operated Murray & Associates LLC for the past ten years. Mr. Murray has a BBA from the University of Detroit – Mercy and an MBA from Indiana University.

•

Dace Corlett, 45, attended the California Culinary Academy and heads up the liquid formulation and product development for NutraLiquids. Ms. Corlett is married to Scott Corlett.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Exhibits:

10.2

Share Exchange Agreement

10.3

Spinoff Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHouse Global, Inc.

(Registrant)

Date: July 15, 2013

By: /s/ Scott Corlett

Scott Corlett, Chief Executive Officer